Exhibit 3.1

3943186

ARTS-GS	Articles of Incorporation of a General Stock Corporation
To form a general stock corporation in California, you can fill out this form or prepare your own document, and submit for filing along with: - A $100 filing fee.		FILED Secretary of State State of California
- A separate, non-refundable $15 service fee also must be included,		SEP 06 2016
if you drop off the completed form or document. Important Corporations in California may have to pay a minimum $800 yearly tax to the California Franchise Tax Board. For more information, go to https://www.ftb.ca.gov.

Note: Before submitting the completed form, you should consult with a private attorney for advice about your specific business needs.

This Space For Office Use Only

For questions about this form, go to www.sos.ca.gov/business/be/filing-tips.htm.

Corporate Name (List the proposed corporate name. Go to www.sos.ca.gov/business/be/name-availability.htm for general corporate name requirements and restrictions.)

1) The name of the corporation is Taluhu Inc.

Corporate Purpose

2) The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

Service of Process (List a California resident or a California registered corporate agent that agrees to be your initial agent to accept service of process in case your corporation is sued. You may list any adult who lives in California. You may not list your own corporation as the agent. Do not list an address if the agent is a California registered corporate agent as the address for service of process is already on file.)

3.)	a.	Registered Agents Inc
Agent’s Name

	b.			CA
		Agent’s Street Address (if agent is not a corporation) - Do not list a P.O. Box	City (no abbreviations)	State Zip

Corporate Addresses

4.)	a.	1267 Willis St. STE 200, Redding, CA 96001
		Initial Street Address of Corporation - Do not list a P.O. Box	City (no abbreviations)	State Zip

	b.	Initial Mailing Address of Corporation, if different from 4a	City (no abbreviations)	State Zip

Shares (List the number of shares the corporation is authorized to issue. Note: Before shares of stock are sold or issued, the corporation must comply with the Corporate Securities Law of 1968 administered by the California Department of Business Oversight. For more information, go to www.dbo.ca.gov or call the California Department of Business Oversight at (866) 275-2677.)

5) This corporation is authorized to issue only one class of shares of stock.

     The total number of shares which this corporation is authorized to issue is 10,000,000,000

This form must be signed by each incorporator. If you need more space, attach extra pages that are 1-sided and on standard letter- sized paper (8 1/2' x 11"). All attachments are made part of these articles of incorporation.

Riley Park
Incorporator - Sign here	Print your name here

	By Mail	Drop-Off

Make check/money order payable to:Secretary of State

Upon filing, we will return one (1) uncertified copy of your filed document for free, and will certify the copy upon request and payment of a $5 certification fee.

	Secretary of State Business Entities, P.O. Box 944260 Sacramento, CA 94244-2600	Secretary of State 1500 11th Street. 3rd Floor Sacramento, CA 95814
Corporations Code §§ 200-202 et seq., Revenue and Taxation Code § 23153 ARTS-GS (REV 03/2014)		2014 California Secretary of State www.sos.ca.gov/business/be

Clear Form Print Form

A0789396

Certificate of Amendment of Articles of Incorporation	FILED
Secretary of State
State of California
OCT 03 2016

The undersigned certify that;

1.	They are the president and the secretary, respectively, of Taluhu Inc., a California corporation.

2.   Article ONE of the Articles of Incorporation of this corporation is amended to read as follows:

     The name of the corporation is: LIVE Inc.

3.	The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4.    The corporation has issued no shares.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: Sept 29, 2016

California Secretary of State
wvvw.sos.ca.gov/business/be
(916) 657 5448

AMDT-Stock Sample (Rev. 01/2013)	#3943186

I hereby certify that the foregoing transcript of 2 page(s) is a full, true and correct copy of the original record in the custody of the California Secretary of State’s office.
Date:	Nov 19 2016

ALEX PADILLA, Secretary of State